                                                                    Exhibit 99.1


                      ------------------------------------
                              Financial Statements
                    Required by Form 11-K in accordance with
                        Rule 15d-21 under the Securities
                              Exchange Act of 1934
                      ------------------------------------

                   For the Fiscal Year Ended December 31, 1996
                                       of
                        The Zenith Investment Partnership
                                   401(k) Plan

                         ZENITH NATIONAL INSURANCE CORP.

The principal executive offices of Zenith National Insurance Corp. are located at 21255 Califa Street, Woodland Hills, California 91367-5021.

ITEM 1.       NOT APPLICABLE
-------

ITEM 2.       NOT APPLICABLE
-------

ITEM 3.       NOT APPLICABLE
-------

ITEM 4.       FINANCIAL STATEMENTS AND SCHEDULES
-------       PREPARTED IN ACCORDANCE WITH THE FINANCIAL
              REPORTING REQUIREMENTS OF ERISA

                                                                            Page
                                                                            ----

              Report of Independent Accountants                             2

              Statements of Net Assets Available for
              Benefits As Of December 31, 1996
              and 1995                                                      3

              Statements Of Changes In Net Assets
              Available For Benefits For The Years
              Ended December 31, 1996 and 1995                              4

              Notes To Financial Statements                                 5

              Supplemental Schedules:

              Line 27a - Schedule of Assets Held For
              Investment Purposes As Of December 31, 1996                  13

              Line 27d - Schedule of Reportable
              Transactions For The Year
              Ended December 31, 1996                                      14

     Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             Zenith National Insurance Corp.
                                             -------------------------------
                                                       (Registrant)

Date:  June 25, 1997                         By: /s/ Fredricka Taubitz
     ------------------                         --------------------------
                                                        (Signature)

                                               Fredricka Taubitz
                                               Executive Vice President
                                                 & Chief Financial Officer

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               -------------------



                     REPORT ON AUDITED FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                 FOR THE YEARS ENDED DECEMBER 31, 1996 AND 1995

                               -------------------

                  THE ZENITH INVESTMENT PARTNERSHIP 401(K) PLAN

                          INDEX OF FINANCIAL STATEMENTS
                           AND SUPPLEMENTAL SCHEDULES

                                  -------------

                                                        Page
                                                        ----

Report of Independent Accountants                        2


Financial Statements:

     Statements of Net Assets Available for Benefits
       as of December 31, 1996 and 1995                  3

     Statements of Changes in Net Assets Available for
       Benefits for the years ended December 31, 1996
       and 1995                                          4

     Notes to Financial Statements                       5


Supplemental Schedules:

     Line 27a - Schedule of Assets Held for Investment
       Purposes as of December 31, 1996                 13

     Line 27d - Schedule of Reportable Transactions
       for the year ended December 31, 1996             14

                        REPORT OF INDEPENDENT ACCOUNTANTS
                                 --------------

To the Administrative Committee of
The Zenith Investment Partnership
  401(k) Plan

We have audited the accompanying statements of net assets available for benefits of The Zenith Investment Partnership 401(k) Plan (the "Plan") as of December 31, 1996 and 1995 and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995 and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of the Plan, listed in the index on page 1, are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ Coopers & Lybrand L.L.P.
Los Angeles, California
May 30, 1997

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                        as of December 31, 1996 and 1995

                        --------------------------------


Assets:                                             1996                1995
                                                    ----                ----

Investments:

     Zenith National Insurance Corp. Common
     stock at fair value (326,662 shares,
     $6,695,581 cost for 1996 and 339,644
     shares, $6,762,363 cost for 1995)            $8,942,372          $7,259,891

     Short-Term Investment Fund                   13,063,710          10,593,944

     Invested cash                                    41,596             274,039
                                               -------------       -------------

             Total investments                    22,047,678          18,127,874


Accrued investment income                             57,188              51,087
                                               -------------       -------------

     Net assets available for benefits           $22,104,866         $18,178,961
                                               -------------       -------------
                                               -------------       -------------


   The accompanying notes are an integral part of these financial statements.

                 THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                 for the years ended December 31, 1996 and 1995
                        ---------------------------------

Additions:                                       1996               1995
                                                 ----               ----

     Contributions:
          Employer                                $791,874            $782,497
          Participants                           3,119,541           3,134,376
                                              ------------        ------------

          Total contributions                    3,911,415           3,916,873
                                              ------------        ------------

     Rollovers from other plans                    189,466             328,849
                                              ------------        ------------

     Investment income:

          Zenith National Insurance Corp.
          Common Stock Dividends                   333,477             334,621

          Short Term Investment Fund               618,686             543,851

          Net appreciation(depreciation)
          in fair value of investment in
          Zenith National Insurance Corp.
          Common Stock                           1,988,957           (137,086)
                                              ------------        ------------

          Total investment income                2,941,120             741,386
                                              ------------        ------------


               Total additions                   7,042,001           4,987,108
                                              ------------        ------------

Deductions:
          Withdrawals by participants            3,116,096           2,244,119
                                              ------------        ------------

               Net increase                      3,925,905           2,742,989

Net assets available for benefits:

          Beginning of year                     18,178,961          15,435,972
                                              ------------        ------------

          End of year                          $22,104,866         $18,178,961
                                              ------------        ------------
                                              ------------        ------------

     The accompanying notes are an integral part of these financial statements.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS
                                  ------------


1.   THE PLAN:

     The following is a general description of The Zenith Investment Partnership 401(k)Plan (the "Plan").

     GENERAL

     The Plan is a qualified stock bonus plan offered to all eligible employees of Zenith National Insurance Corp. ("ZNIC") and its affiliates (the "Company"), who are age twenty-one or older as of the enrollment dates.
     The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended ("Code"). All assets of the Plan are held by a trustee ("Trustee") in a trust ("Trust") created by a trust agreement dated as of August 1, 1988 ("Trust Agreement"). At December 31, 1996 and 1995 there were, respectively, 1,007 and 944 participants in the Plan.

     CONTRIBUTIONS

     Participants may elect to contribute between 1% to 12% of their basic compensation up to a maximum of $9,500 for 1996 and $9,240 for 1995 (Salary Reduction Contributions). The maximum is adjusted each year for increases in the cost of living as provided in applicable regulations. This annual amount is an aggregate limitation that applies to all of an individual's Salary Reduction Contributions and similar contributions under other plans. The Company contributes 33-1/3% of the participant's "matched" contribution amount (matched contributions are defined as the first 6% of each participant's monthly contributions). The Company's contribution is invested exclusively in the common stock of ZNIC ("Company Stock").

     The Salary Reduction Contributions and Company contributions, made on behalf of each participant, are paid to the Trustee on or immediately after the last day of each month.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                ----------------


1.   THE PLAN, CONTINUED:


     PARTICIPANT ACCOUNTS

     Each participant's account is credited with: (1) the participant's contributions, (2) participant rollover contributions from non-Company plans, (3) the related Company matching contributions, and (4) fund earnings. Allocations of earnings are based on account balance as defined in the Plan Agreement. These accounts are summarized in the accompanying financial statements as net assets available for benefits.

     VESTING

     Each participant has an immediate, fully vested right to receive all Salary Reduction Contributions, all Company matching contributions made prior to January 1, 1991, and earnings thereon, upon termination from the Company, or upon separation caused by death of the participant. All Company matching contributions made after January 1, 1991 are subject to a five year graduated vesting schedule with respect to participants who became employed by the Company on or after April 1, 1988.

     However, irrespective of the vesting schedule, a participant is fully vested upon his death, disability or attainment of age 65.

     FORFEITURES

     Upon termination of service, a participant forfeits any non-vested Company contributions. Such forfeitures are used first to reinstate participant account balances previously forfeited which are subject to reinstatement under the terms of the Plan. Any remaining unused forfeitures are used to reduce current or future years contributions to the Plan by the Company.

     At December 31, 1996, forfeited non-vested accounts totaled $12,833.
     These accounts will be used to reduce future employer contributions. Also, in 1996, employer contributions were reduced by $81,048 from forfeited non-vested accounts.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               -------------------




1.   THE PLAN, CONTINUED:

     WITHDRAWALS PRIOR TO TERMINATION OF EMPLOYMENT

     Except in limited circumstances, withdrawals may not be made by a participant while employed by the Company. Hardship withdrawals of a participant's Salary Reduction Contributions are permitted where a participant has an immediate and heavy financial need (as determined under Section 401(k)(2)(B)(IV) of the Code) and that need cannot be satisfied from other resources of the participant. In addition, participants who are 59-1/2 years old may withdraw their Salary Reduction Contributions and Rollover balances plus applicable earnings under certain restrictions.

     INVESTMENTS


     The Short-Term Investment Fund invests in a no-load diversified open-end management investment company whose objective is maximum current income consistent with liquidity and the maintenance of a portfolio of high quality, short-term "money-market" instruments. All Salary Reduction Contributions and any earnings thereon are invested in the Short-Term Investment Fund.

     The Company's contributions and any earnings thereon are invested in the Company Stock Fund, which invests solely in Company Stock, and are not subject to participant direction until such participant reaches age fifty-five (55).

     PAYMENT OF BENEFITS

     Upon termination of employment, if a distribution is made, a participant
     (1) receives cash with respect to the Short-Term Investment Fund and (2) may elect to receive cash or shares of Company Stock plus cash in lieu of any fractional shares, with respect to the Company Stock Fund. Payments are made after each calendar quarter-end allocation is performed.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               ------------------


1.   THE PLAN, CONTINUED:

     EXPENSES

     Expenses in connection with the purchase or sale of Company Stock or other securities are charged to the fund for which such purchase or sale is made. The Trust Agreement stipulates that expenses incurred by the Trustee in the performance of its duties shall be paid from the funds held in the Trust unless paid by the Company at its sole discretion. During 1996 and 1995, the Company elected to pay the Trustee's expenses in excess of the interest earned during the year on temporarily invested cash. The total Trustee expenses for 1996 and 1995 were $40,929 and $26,165, of which $7,981 and $3,055 respectively, were offset by income on unallocated cash temporarily invested. The balances of $32,948 and $23,110 were paid by the Company.
     In addition, certain administrative expenses such as accounting, legal and recordkeeping fees, were paid by the Company during 1996 and 1995.

     TERMINATION

     While the Company has not expressed an intent to terminate the Plan, it may do so at any time. Upon such termination, each participant shall be fully (100%) vested in his account balances, determined as of the date of such termination.

     ADMINISTRATION

     The Plan is administered by an Administrative Committee appointed by the Board of Directors of ZNIC.

     The Administrative Committee has responsibility for administration of the Plan, including supervision of the collection of contributions, delivery of such contributions to the Trustee, and maintenance of necessary records.

     The Trustee is City National Bank, Beverly Hills, California. The Trustee's responsibilities include receipt of Plan contributions, investment and maintenance of trust assets in the available funds, and distributions under the Plan of such amounts as the Administrative Committee shall direct from time to time.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               ------------------



2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

     BASIS OF ACCOUNTING

     The financial statements of the Plan are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

     INVESTMENTS

     Investments are stated at fair value.

     The value ("net asset value") of a share of the no-load diversified open-end management investment company ("Management Company") in which the Short-Term Investment Fund invests is determined by adding the value of all securities and other assets in the Management Company's portfolio, deducting the Management Company's liabilities and dividing by the number of shares outstanding. The Management Company intends to use its best efforts to maintain a constant net asset value of $1 per share.

     The value of the Company Stock is determined using the December 31, 1996 and 1995 closing price on the New York Stock Exchange.

     Purchases and sales of securities are reflected on a trade date basis (the date when the order to buy or sell is executed). Gains or losses on sales of securities are computed on an average cost basis.

     Dividend income is accrued on the ex-dividend date. The net appreciation (depreciation) in the fair value of the Plan's investments disclosed in the Statement of Changes in Net Assets Available For Benefits consists of realized gains or losses and unrealized appreciation(depreciation) on investments.

     CONTRIBUTIONS

     Company and participant contributions are recorded in the period that a participant's payroll deduction is made.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                               ------------------

3.   TAX STATUS:

     The Plan was designed to qualify under Sections 401(a) and 401(k) of the Code and for the Trust to be exempt from federal income taxes under Section 501(a) of the Code. The Plan initially received a favorable determination in 1989 from the Internal Revenue Service as to the above. In 1995 the Plan applied for, and received, an updated Determination Letter that the Plan, as amended, continues to be qualified under Sections 401(a) and 401(k) of the Code and that the Trust continues to be exempt from federal income tax under Sections 501(a) of the Code.

     As described in Note 7, the Plan was amended effective January 1, 1997. The amendment will have no impact on the net assets available for benefits. The Plan Sponsor believes that the Plan, as amended, will continue to be qualified under Sections 401(a) and 401(k) of the Code and that the Trust will continue to be exempt from federal income tax under
     Section 501(a) of the Code. The Plan Sponsor will be submitting an application to the Internal Revenue Service for a updated Determination Letter to such effect.

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500:

     Amounts allocated to withdrawing participants for benefit claims that have been processed and approved for payment prior to December 31, but not yet paid are included in net assets available for plan benefits. For reporting to the Department of Labor, these amounts are reported as a liability on the Form 5500.

     The following is a reconciliation of net assets available for plan benefits as shown in the accompanying financial statements to those shown in the Form 5500 at:

                                               December 31,
                                           1996            1995
                                           ----            ----
     Net assets available for plan
         benefits per the accompanying
         financial statements           $22,104,866     $18,178,961
     Amounts allocated to
          withdrawing participants          445,037       1,002,055
                                       ------------    ------------

     Net assets available for plan
          benefits per the Form 5500    $21,659,829     $17,176,906
                                       ------------    ------------
                                       ------------    ------------

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                 -----------------

4.   RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500, CONTINUED:

     The following is a reconciliation of benefits paid to participants as shown in the accompanying financial statements to those shown in the Form 5500 for the years ended:
                                               December 31,
                                           1996           1995
                                           ----           ----
 Benefits paid to participants per
     the accompanying financial
     statements                         $3,116,096     $2,244,119

 Add: Amounts allocated to
     withdrawing participants at
     end of year                           445,037      1,002,055

 Less: Amounts allocated to
     withdrawing participants at
     beginning of year                   1,002,055        342,160
                                         ---------        -------
 Benefits paid to participants per
     the Form 5500                      $2,559,078     $2,904,014
                                        ----------     ----------
                                        ----------     ----------

5.   FEDERAL INCOME TAXES APPLICABLE TO PARTICIPANTS:

     The income tax rules affecting Plan participation are complex, subject to interpretation by the Secretary of the Treasury and subject to change. A general summary of the federal tax consequences of participation in the Plan follows. An expanded discussion of tax consequences is available in the prospectus dated June 26, 1988, as amended March 18, 1994 related to the Plan.

     In general, 401(k) Company and Salary Reduction Contributions are not subject to tax when made. In addition, earnings and gains on a participant's account are not subject to tax when credited.

     Generally, distributions from the Plan are subject to tax in the year received from the Plan. However, under certain circumstances, a distribution, or part thereof, may not be taxed if rolled over to an Individual Retirement Account or other qualified plan. If taxable, a distribution may be eligible for special tax treatment under the Code.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

                                 ------------------

5.   FEDERAL INCOME TAXES APPLICABLE TO PARTICIPANTS, CONTINUED:

     In addition to regular taxes, most distributions received before a participant is age 59-1/2 will be subject to a 10% additional tax. Under limited circumstances, distributions in excess of Code determined limits will be subject to a 15% excise tax.

6.   RISK AND UNCERTAINTY:

     Approximately 40% of the Plan's net assets available for benefits are held in the Company's stock. Due to the inherent risk associated securities traded in public markets, it is reasonably possible that fluctuations in the Company's stock could have a significant impact on the net assets of the Plan in the near term.

7.   PLAN AMENDMENT:

     Effective January 1, 1997 the following significant changes to the Plan were made:

     a. The name of the Plan will be The Zenith 401(k) Plan.

     b. A one year employment eligibility for participation will be imposed; the minimum age requirement for participation will be eliminated.

     c. A choice of investment options into which Participants may direct their contributions will be given. The choices will be: Met Managed GIC -- Intermediate Duration; Founders Balanced Fund; Scudder Growth & Income Fund; State Street Research Equity Investment Fund; Janus Worldwide Fund; PBHG Growth Fund; Warburg Pincus Emerging Growth Fund; and Zenith Company Stock Fund (consisting of Company Stock). Participants may allocate each contribution from their compensation among the choices in such percentages as they may determine, so long as the amount directed to the Zenith Company Stock Fund does not exceed twenty percent of that contribution. The value of each fund will be determined daily and Participants will be able to transfer amounts between funds on any business day, except that amounts may be only transferred out of, but not into, the Zenith Company Stock Fund.

     d. The Plan will comply with ERISA Section 404(c) as a self-directed account plan.

     e. A loan feature will be instituted by which Participants will generally be able to borrow up to one-half of the value of their contributions to a maximum of $50,000.

     f. The definition of compensation will be broadened to include bonuses, commissions, overtime, and elective deferrals.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN

            LINE 27a SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                             AS OF DECEMBER 31, 1996
                         -------------------------------

(a) (b) Identity of Issuer    (c) Description of Investments    (d) Cost   (e) Current Value
    ----------------------    ------------------------------    --------   -----------------

 *  Zenith National           Common Stock, 326,662 shares,
    Insurance Corp.           $1 par value per share            $6,695,581        $8,942,372

    Merrill Lynch             13,063,710 shares, $1 par value
    Institutional Fund        per share                         13,063,710        13,063,710

  * City National Bank
    Money Market
    Investment Account        41,596 shares, $1 par value per
                              share                                 41,596            41,596


* Indicates party in interest for which a statutory exemption exists.

                  THE ZENITH INVESTMENT PARTNERSHIP 401(k) PLAN
                  LINE 27d SCHEDULE OF REPORTABLE TRANSACTIONS

                      for the year ended December 31, 1996
             ------------------------------------------------------

                                                                                    (h) Current value of Asset  (i) Net Gain
(a) (b)Description           (c) Purchase Price    (d) Selling Price      (g) Cost     on Transaction Date        or (Loss)
    --------------           ------------------    -----------------      --------  --------------------------  ------------
     PURCHASES:

     Zenith National
     Insurance Corp. common
     stock                         $1,133,922                                                  $1,133,922
     (26 purchases)

     Merrill Lynch
     Institutional Fund             4,181,967                                                   4,181,967
     (29 purchases)

     City National Bank Money
     Market Investment Account      6,882,314                                                   6,882,314
     (124 purchases)

     SALES:

     Zenith National Insurance
     Corp. common stock                                   $1,388,128        $1,148,434          1,388,128          $239,694
     (19 sales)

     Merrill Lynch Institutional
     Fund                                                  1,712,200         1,712,200          1,712,200           -0-
     (14 sales)

     City National Bank Money
     Market Investment Account                             7,114,757         7,114,757          7,114,757           -0-
     (109 sales)


                                        14